 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 26, 2007

TISSERA, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	000-32801	91-2034750
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Maskit 8, 4th floor
Herzlia 46733 Israel
(Address of principal executive offices) (Zip Code)

+972-9-9561151
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 3.02  Unregistered Sales of Equity Securities

On June 26, 2007, Tissera, Inc. (the “Company”) entered into a Consulting Agreement with Advisor Associates, Inc. (“Advisor”) pursuant to which Advisor shall provide the Company with consulting and advisory services in connection with strategic business planning, corporate finance, investor support, broker relations and related matters. The term of the agreement is for one year. In consideration for providing such services, the Company issued Advisor 1,000,000 shares of common stock.

We issued the shares to Advisor pursuant to a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Advisor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Index of Exhibits.

Exhibit
Number	Description

10.1	Consulting Agreement with Advisor Associates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TISSERA, INC.

By:  /s/ Alex Werber

Name: Alex Werber
Title: Chief Financial Office

Date: July 2, 2007